Going Private Review:

CB Financial Corporation

Holding Company for:

Cornerstone Bank



August 1, 2007

Howe Barnes Hoefer & Arnett, Inc.
4000 WestChase Boulevard, Suite 110
Raleigh, NC 27607
Office: (919) 424-0100
Fax: (919) 424-0110
www.howebarnes.com

Recent Going Private Transactions in the Banking Industry (1)

Company	Ticker	City	State	Assets ($000s)	Announce Date	Closing Date	Transaction Type
Citizens Financial Corp.	CNFL	Louisville	KY	146,674	7/2/07	Pending	Reverse Stock Split
First Commerce Bancorp		Lewisburg	TN	178,292	5/29/07	Pending	Share Reclassification (2 classes)
First McMinnville Corp.		McMinnville	TN	326,769	5/25/07	Pending	Share Reclassification (1 class)
Northway Financial, Inc.	NWFI	Berlin	NH	678,729	4/16/07	Pending	Reverse Stock Split
Regional Bankshares, Inc.		Hartsville	SC	87,515	4/9/07	Pending	Reclassification / Cash Out Merger
Monarch Community Bancorp, Inc.	MCBF	Coldwater	MI	291,274	2/16/07	Pending	Cash Out Merger
American Bank, Inc.	AMBK	Allentown	PA	504,289	2/8/07	Pending	Reclassification / Cash Out Merger
Ohio State Bancshares, Inc.	OHSB	Marion	OH	143,309	1/12/07	Pending	Reverse Stock Split
South Street Financial Corp.	SSFC	Albemarle	NC	268,848	12/11/06	4/19/07	Share Reclassification w/ put option
Georgia Trust Bancshares		Buford	GA	81,064	10/24/06	12/28/06	Share Reclassification (1 class)
First Niles Financial, Inc.	FNFI	Niles	OH	96,784	6/29/06	12/20/06	Share Reclassification (1 class)
Harbor Bankshares Corporation	HRBK	Baltimore	MD	250,955	5/12/06	1/31/07	Cash Out Merger
Legends Financial Holdings, Inc.		Clarksville	TN	229,761	3/2/06	8/24/06	Share Reclassification (2 classes)
Home City Financial Corporation	HCFL	Springfield	OH	149,553	1/26/06	12/14/06	Reverse Stock Split
First Citrus Bank		Tampa	FL	160,557	11/22/05	12/16/05	Share Reclassification (2 classes)
Citizens Bank		Carthage	TN	445,664	11/1/05	12/23/05	Share Reclassification (1 class)
Georgia Bancshares, Inc.	GABA	Peachtree City	GA	271,537	10/7/05	2/7/06	Share Reclassification (1 class)
County Bank Corp	CBNC	Lapeer	MI	255,611	10/7/05	2/28/06	Reverse Stock Split
Citizens Effingham Bancshares, Inc.		Springfield	GA	148,272	9/30/05	9/21/06	Share Reclassification (1 class)
First Community Corporation	FCCT	Rogersville	TN	213,127	9/27/05	2/23/07	Share Reclassification (2 classes)
CBC Holding Company	CBHC	Fitzgerald	GA	84,623	9/26/05	Pending	Share Reclassification (1 class)
Clover Community Bankshares, Inc.		Clover	SC	94,446	9/15/05	3/30/06	Share Reclassification (1 class)
Republic Bancshares of Texas, Inc.		Houston	TX	598,034	9/15/05	2/2/06	Share Reclassification (1 class)
First Citizens Bancorporation, Inc.	FCBN	Columbia	SC	4,991,346	9/13/05	1/13/06	Cash Out Merger
Southern Bancshares (North Carolina), Inc.		Mount Olive	NC	1,061,951	9/12/05	1/26/06	Cash Out Merger

(1) Source: SNL Financial LC; there may be other going private transactions that are not included in the SNL database or public filings; or other going private transactions in the SNL database or public filings that we were not able to identify

HOWE BARNES HOEFER & ARNETT

Overview of the Cornerstone Shareholder List

Shares Held	Stratification of Ownership: Shareholders	Stratification of Ownership: At or Above	Stratification of Ownership: Shares	Cumulative: At or Above
Street Name				
NOBO			196,918	
OBO			47,564	
Total Street Name	22		244,482	
Registered				
10,001 +	5	27	80,854	325,336
10,000 - 5,001	13	40	79,559	404,895
5,000 - 3,001	21	61	76,422	481,317
3,000 - 2,001	31	92	74,308	555,625
2,000 - 1,501	17	109	30,344	585,969
1,500 - 1,336	11	120	15,671	601,640
1,335 - 1,335	54	174	72,090	673,730
1,334 - 1,201	39	213	48,199	721,929
1,200 - 1,101	5	218	5,672	727,601
1,100 - 1,001	9	227	9,335	736,936
1,000 - 801	21	248	18,938	755,874
800 - 667	23	271	17,411	773,285
666 - 666	135	406	89,910	863,195
665 - 551	58	464	35,124	898,319
550 - 501	27	491	14,153	912,472
500 - 401	16	507	7,435	919,907
400 - 351	54	561	20,742	940,649
350 - 267	39	600	12,347	952,996
266 - 266	72	672	19,152	972,148
265 - 255	5	677	1,320	973,468
254 - 254	26	703	6,604	980,072
253 - 243	7	710	1,756	981,828
242 - 242	53	763	12,826	994,654
241 - 201	20	783	4,461	999,115
200 - 133	57	840	10,025	1,009,140
132 - 132	278	1,118	36,696	1,045,836
131 - 121	11	1,129	1,374	1,047,210
120 - 120	144	1,273	17,280	1,064,490
119 - 100	26	1,299	2,792	1,067,282
99 - 0	82	1,381	2,887	1,070,169
Total Registered	1,359		825,687	
Grand Total	**1,381**		**1,070,169**	

271 Shareholders

1,110 Shareholders

Comments

- Cornerstone has 1,381 shareholders including 22 brokerage accounts
  - Cornerstone has large blocks of shareholders owning 666, 132 and 120 shares
- Cornerstone must reduce the number of common shareholders below 300
  - The cut-off must be above shareholders owning 666 shares
  - 271 shareholders own 667 shares or more
  - Cornerstone has 1,110 shareholders owning less than 667 shares

Alternatives

1. **1:667 reverse stock split – too costly**
   - 408,158 shares eliminated at a cost of approximately $8 million

2. **Create 1 class of preferred for shareholders owning less than 667 shares**
   - New security would have more than 500 shareholders

3. **Create 2 classes of preferred stock**
   - Cannot do this without creating more than 500 shareholders in each class

4. **Combination of above methods is required**
   - Perform reverse stock split
   - Create 2 classes of preferred stock

Conduct 1:121 Reverse Stock Split then Create 2 Classes of Preferred

		Stratification of Ownership			Cumulative
	Shares Held	Share-holders	At or Above	Shares	At or Above
	Street Name				
	Total Street Name	22		244,482	
	Registered				
Common 271 Shareholders 773,285 shares	10,001 +	5	27	80,854	325,336
	10,000 - 5,001	13	40	79,559	404,895
	5,000 - 3,001	21	61	76,422	481,317
	3,000 - 2,001	31	92	74,308	555,625
	2,000 - 1,501	17	109	30,344	585,969
	1,500 - 1,336	11	120	15,671	601,640
	1,335 - 1,335	54	174	72,090	673,730
	1,334 - 1,201	39	213	48,199	721,929
	1,200 - 1,101	5	218	5,672	727,601
	1,100 - 1,001	9	227	9,335	736,936
	1,000 - 801	21	248	18,938	755,874
	800 - 667	23	271	17,411	773,285
Class A Preferred 432 Shareholders 206,787 shares	666 - 666	135	406	89,910	863,195
	665 - 551	58	464	35,124	898,319
	550 - 501	27	491	14,153	912,472
	500 - 401	16	507	7,435	919,907
	400 - 351	54	561	20,742	940,649
	350 - 267	39	600	12,347	952,996
	266 - 266	72	672	19,152	972,148
	265 - 255	5	677	1,320	973,468
	254 - 254	26	703	6,604	980,072
Class B Preferred 426 Shareholders 67,138 shares	253 - 243	7	710	1,756	981,828
	242 - 242	53	763	12,826	994,654
	241 - 201	20	783	4,461	999,115
	200 - 133	57	840	10,025	1,009,140
	132 - 132	278	1,118	36,696	1,045,836
	131 - 121	11	1,129	1,374	1,047,210
Eliminate 252 Shareholders 22,959 shares	120 - 120	144	1,273	17,280	1,064,490
	119 - 100	26	1,299	2,792	1,067,282
	99 - 0	82	1,381	2,887	1,070,169
	Total Registered	1,359		825,687	
	Grand Total	1,381		1,070,169	

Strategy

1. Conduct a 1:121 reverse stock split then a 121:1 forward stock split
2. Create 2 new classes of preferred stock

HOWE BARNES HOEFER & ARNETT

Estimate of Number of Shares Cashed-out and Transaction Cost

	Total	1:121 Reverse Stock Split	
Registered Shareholders			
Cashed Out		252	
Common Remaining		271	
Class A Preferred Remaining		432	
Class B Preferred Remaining		426	
Shares Cashed-out			
Registered			
Shares Below Threshold		22,959	
Fractional Shares		35,951	
Total Registered	825,687	58,910	
Street Name			
Shares Below Threshold		NA	
Fractional Shares		NA	
Total Street Name	244,482	0	
Total Shares Cashed-out	1,070,169	58,910	5.5%
Estimated Cost to Cash-out Shares ($000's) (1)			
$20.00		**$1,278**	

(1) Includes $100,000 of estimated transaction costs

HOWE BARNES HOEFER & ARNETT

Pro Forma Analysis

	As of 3/31/2007	1:121 Reverse Stock Split at: $20.00
Shares Purchased		58,910
Total Transaction Cost ($000s) [1]		1,278
Shares Outstanding	1,070,169	1,011,259
GAAP Equity ($000's) [2]	12,085	10,807
GAAP Tang. Equity / Tang. Assets	**6.79%**	**6.11%**
Change in Net Income ($000's) [3]		11
LTM Net Income ($000's)	1,187	1,198
LTM EPS	**$1.08**	**$1.15**
LTM ROAA	0.72%	0.73%
LTM ROAE	10.44%	11.87%
Book Value/Share	**$11.29**	**$10.69**

Regulatory Capital Ratios (Bank Level)		
Total Capital Ratio	**13.8%**	**13.0%**
Tier 1 Capital Ratio	**12.5%**	**11.7%**
Leverage Ratio	**9.9%**	**9.2%**

(1) Assumes shares are purchased for indicated price and the transaction cost is $100,000
(2) Pro forma calculation subtracts total transaction cost
(3) Pro forma calculation assumes cost savings of $100,000 less a 6.5% opportunity cost of funds on the total transaction cost; taxed at 35%

HOWE BARNES HOEFER & ARNETT

Terms of Recent Selected Reclassification Transactions [(1)]

	First Community Corporation (TN) (Created 2 Classes of Preferred)	First Citrus Bank (FL) (Created 2 Classes of Preferred)	Legends Financial Holdings, Inc. (TN) (Created 2 Classes of Common)	Sound Banking Company (NC) (Created 1 Class of Preferred)
Status	Completed	Completed	Completed	Completed
Treatment of Registered & Beneficial	Effected at record level Note: S/H with less than 300 got Series B preferred; 300-1,499 got Series A preferred	Same Note: S/H with less than 251 got Class B preferred; 251-1,001 got Class A preferred	Effected at record level Note: S/H with less than 500 got Class B common; 500-1,499 got Class A common	Effected at record level
Dividends	Series A - 5% premium to common Series B - 10% premium to common	Dividend preference	Class A - 3% premium to common Class B - 5% premium to common	Can receive discretionary dividends; receives dividends before common
Perpetual Preferred	No maturity date; Cannot be redeemed at the option of the holder	No maturity date; Cannot be redeemed at the option of the holder	NA - Common stock	No maturity date; Cannot be redeemed at the option of the holder
Voting Rights	Class A: can vote on merger and as as may be required by law; Class B as required by law	None except can vote upon any acquisition of 25% or more of the company	Class A: can vote on merger and as as may be required by law; Class B as required by law	Can vote only upon a change of control of the Bank or as may otherwise be required by law
Conversion Rights	Converts into common stock upon a change in control	Converts into common stock upon a change in control; Class A may convert into common 1 year from date effective	None	Receive same proportionate consideration as common in a change of control
Liquidation Preference	Preference in distribution of assets in liquidation equal to the liquidation value	Preference in distribution of assets in liquidation equal to the liquidation value	None - same as common	Preference in distribution of assets in liquidation equal to the book value of common stock at time of the conversion to preferred
Liquidation Value	Equal to prior quarter's book value	Equal to prior quarter's book value ($12.74)	None - same as common	Equal to prior quarter's book value
Preemptive Rights	Series A - Right to purchase pro rata of additional shares issued; Series B - None	None	None	None
Redemption Rights	None	None	None	None
Call Rights / Right of First Refusal	None	None	None	None
Dissenters Rights	May exercise dissenter's rights under TN law	May exercise appraisal rights subject to certain limitations of FL law	May exercise dissenter's rights under TN law	No appraisal rights under NC law

(1) Source: SNL Financial LC and public filings

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